UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 16, 2014

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2014, LifeLock, Inc. (“LifeLock”) entered into a Technology Services Agreement (the “Agreement”) with CSIdentity Corporation (“CSI”). The Agreement replaces and supersedes in its entirety that certain Amended and Restated Reseller Agreement dated November 12, 2008, as amended. Pursuant to the Agreement, LifeLock purchases certain CSI services. These services comprise a part of LifeLock’s identity theft protection services for consumers and include, among others, non-credit related reports, certain credit reports and scores, and monitoring services. The Agreement expires February 15, 2018 (the “Initial Term”) and will renew automatically for consecutive 12-month periods (each, a “Renewal Term”), unless LifeLock notifies CSI of its intent not to renew at least 90 days prior to the expiration of either the Initial Term or a Renewal Term or CSI notifies LifeLock of its intent not to renew at least 180 days prior to the expiration of either the Initial Term or a Renewal Term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: January 17, 2014	By:	/s/ Chris Power
Chris Power
Chief Financial Officer

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